Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-30756-02, 33-58187 and 333-02873), Form S-4 (No. 333-09519), Form S-3 (Nos. 33-33682, 33-62496 and 333-49227) of Bristol-Myers Squibb Company of our report dated January 24, 2000, except as to the effects of the discontinued operations presentation described in Note 3 for which the date is September 28, 2000, relating to the Company's financial statements and financial statement schedule, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

New York, New York

January 24, 2001